Exhibit 10.11.1

Name: ###PARTICIPANT_NAME###
Grant Name: #### PRSU-EBITDA $__ 2021 LTIP
Grant Date: ###GRANT_DATE###
Target Number of Shares: ###TARGET_AWARD###

PERFORMANCE CONTINGENT RESTRICTED STOCK UNIT
AWARD AGREEMENT

Pursuant to the terms and conditions of the Haverty Furniture Companies, Inc. 2021 Long-Term Incentive Plan (the “Plan”) and to the terms and conditions set forth on the following pages (the “Terms and Conditions”), you were granted performance-contingent restricted stock units in the target number of units indicated above (the “Units”). The Units are convertible, on a one-for-one basis, into shares of common stock upon vesting. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan, except as otherwise expressly provided herein.

The Units will be earned in whole, in part, or not at all, in accordance with the terms and conditions of this Award Agreement.

You agree as a condition of accepting the Units that:

1.You acknowledge receipt of this award made on the date shown above, which has been issued and is subject to all the terms and conditions of the Plan and the Terms and Conditions set forth in this Award Agreement.

2.You further acknowledge receipt of a copy of the Plan and agree to conform to all of the terms and conditions of the Plan and the Terms and Conditions set forth in this Award Agreement.

3.You acknowledge receipt of, and to have read, the Havertys Insider Trading Policy. Further, you acknowledge you understand and agree to comply with the procedures and requirements outlined in this policy.

TERMS AND CONDITIONS

1.Vesting.

(1)The Units have been credited to a bookkeeping account on your behalf. The Units will be earned in whole, in part, or not at all, based on your continued employment with the Company through the Vesting Date and the Company’s level of achievement of the Performance Goal, as determined in accordance with the following performance matrix:

(2)

Performance Level	% Target EBITDA	EBITDA ($ in millions)	% Target Shares Earned(1)

Outstanding	XXX %	$ XXX	XXX %
	XXX %	$ XXX	XXX %
	XXX %	$ XXX	XXX %
	XXX %	$ XXX	XXX %
	XXX %	$ XXX	XXX %
Target	XXX %	$ XXX	XXX %
	XX %	$ XXX	XX %
	XX %	$ XXX	XX %
	XX %	$ XXX	XX %
Threshold	XX %	$ XXX	XX %
Below Threshold	<XX %	<$ XXX	X %

(1)Payouts between performance levels will be determined based on straight line interpolation.

(3)For purposes of this Award Agreement, the following terms will have the following meanings:

“Certification Date” means the date that the Nominating, Compensation and Governance Committee of the Board (the “Committee”) certifies the level of achievement of the Performance Goal following the conclusion of the Performance Period.

“EBITDA” means the sum of income before income taxes, interest expense and depreciation and amortization as reported in the Company’s financial statements and footnotes included in its annual Form 10-K, adjusted to eliminate the effects of asset impairments, restructurings, acquisitions, divestitures, store closing costs, and the cumulative effect of accounting changes, as determined in accordance with generally accepted accounting principles, as applicable, and any other unusual or non-recurring items.

“Performance Goal” means EBITDA.

“Performance Period” means January 1, 202X to December 31, 202X [year of Grant].

“Vesting Date” means February 28, 202X [3 years from year of Grant], subject to your continued employment on such date.

(4)Notwithstanding anything in this Award Agreement to the contrary, the actual number of Units that can become vested based on achieving the level of EBITDA during the Performance Period may be reduced by the Committee in its sole and absolute discretion based on such factors as the Committee determines to be appropriate and/or advisable, provided, however, that it is the intention of the Committee that it will deviate from such EBITDA only in unusual circumstances.

2.Termination of Employment.

(1)If you have a Termination of Employment prior to the Vesting Date for any reason other than as described in (b) or (c) below or other than as described in Section 3(a) hereof, then you will forfeit all right, title and interest in and to the then unvested Units as of the date of such Termination of Employment and the unvested Units will be reconveyed to the Company without further consideration or any act or action by you.

(2)If you have a Termination of Employment by reason of your Retirement, (i) prior to the end of the Performance Period and you comply with the restrictive covenants included in Appendix A attached hereto (the “Restrictive Covenants”), then the Units will be eligible to vest on the Certification Date in accordance with Section 1 hereof and the number of Units vesting, if any, will be prorated from the first day of the Performance Period through the date of such Termination of Employment based on the number of completed months of service during the Performance Period divided by 12; or (ii) after the Performance Period and you comply with the Restrictive Covenants, the Units will be eligible to vest on the Vesting Date in accordance with Section 1 hereof. If, in the sole discretion of the Committee, you violate any provision(s) of the Restrictive Covenants during the period following your Retirement, then you will forfeit all of your right, title and interest in and to such Units as of the date of such violation, and such Units will be reconveyed to the Company without further consideration or any act or action by you. For purposes of this Award Agreement, “Retirement” means your voluntary retirement from the Company, on or after age 65, upon written notice from you to the Company that you are permanently retiring from the Company and the retail furniture industry.

(3)In the event of your death or Disability, (i) prior to the end of the Performance Period, the Units will be eligible to vest on the Certification Date in accordance with Section 1 hereof, and the number of Units vesting, if any, will be prorated from the first day of the Performance Period through the date of such death or Disability based on the number of completed months of service during the Performance Period divided by 12; or (ii) after the Performance Period, the Units will be eligible to vest on the later of your death or Disability or the Certification Date in accordance with Section 1 hereof.

3.Change in Control.

(1)If you are employed by the Company on the date of a Change in Control and the Units are assumed by the surviving entity in such Change in Control or otherwise equitably converted or substituted in connection with such Change in Control, then, if within two years after the effective date of the Change in Control, you have a Termination of Employment without Cause, the Units will vest as of the date of Termination of Employment based upon (i) an assumed achievement of the Performance Goal at the target level if the date of Termination of Employment occurs during the first half of the Performance Period, or (ii) the actual level of achievement of the Performance Goal against target (measured as of the end of the calendar quarter immediately preceding the date of Termination of Employment), if the date of Termination of Employment occurs during the second half of the Performance Period, and, in either such case, the number of Units vesting, if any, will be prorated based upon the length of time within the Performance Period that has elapsed prior to the date of Termination of Employment.

(2)If you are employed by the Company on the date of a Change in Control and the Units are not assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with such Change in Control in a manner approved by the Committee or the Board, then, as of the effective date of the Change in Control, the Units will vest based upon (i) an assumed achievement of the Performance Goal at the target level if the Change in Control occurs during the first half of the Performance Period, or (ii) the actual level of achievement of the Performance Goal against target measured as of the date of the Change in Control, if the Change in Control occurs during the second half of the Performance Period, and, in either such case, the number of Units vesting, if any, will be prorated based upon the length of time within the Performance Period that has elapsed prior to the Change in Control.

4.Conversion to Shares. The Units that vest (i) upon the Vesting Date, or (ii) in the case of a Change in Control, the Units that vest on the date of your Termination of Employment in accordance with Section 3(a) or the effective date of a Change in Control in accordance with Section 3(b) (each, a “CIC-Related Vesting Date”) will be converted to Shares on the Vesting Date or the CIC-Related Vesting Date, as applicable. The Shares will be registered in your name as of the Vesting Date or the CIC-Related Vesting Date, as applicable, and certificates for the Shares (or, at the option of the Company, statements of book entry notation of the Shares in your name in lieu thereof) will be delivered to you or your designee upon your request as soon as practicable after the Vesting Date or the CIC-Related Vesting Date, as applicable, but no later than sixty (60) days following the Vesting Date or the CIC-Related Vesting Date, as applicable.

5.Dividend Equivalent Rights; Voting Rights. The Units are not entitled to any dividends or dividend equivalent rights. You will not have voting rights with respect to the Units. Upon conversion of the Units into Shares, you will obtain full voting rights and other rights as a shareholder of the Company.

6.No Right of Continued Service. Nothing in this Award Agreement will interfere with or limit in any way the right of the Company to terminate your service at any time, nor confer upon you any right to continue to provide services to the Company.

7.Restrictions on Transfer and Pledge. The Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

8.Restrictions on Issuance of Shares. If at any time the Committee determines, in its discretion, that registration, listing or qualification of the Shares underlying the Units upon any securities exchange or under any foreign, federal, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the settlement of the Units, the Units will not be converted to Shares in whole or in part unless and until such registration, listing, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Committee.

9.Payment of Taxes. The Company has the authority and the right to deduct or withhold, or require you to remit to the employer, an amount sufficient to satisfy federal, state, and local taxes (including your FICA obligation) required by law to be withheld with respect to any taxable event arising in connection with the Units. The withholding requirement will be satisfied by withholding from the settlement of the Units Shares having a Fair Market Value on the date of withholding equal to the amount required to be withheld in accordance with applicable tax requirements.

10.Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Award Agreement, and this Award Agreement will be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Award Agreement, the provisions of the Plan will be controlling and determinative.

11.Successors. This Award Agreement will be binding upon any successor of the Company, in accordance with the terms of this Award Agreement and the Plan.

12.Severability. If any provision or portion of this Award Agreement will be or become illegal, invalid or unenforceable in whole or in part for any reason, such provision will be ineffective only to the extent of such illegality, invalidity or unenforceability without invalidating the remainder of such provision or the remaining provisions of this Award Agreement. Upon such determination that any term or other provision is illegal, invalid, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Award Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the agreements contemplated hereby are fulfilled to the extent possible.

13.Interpretation. The headings contained in this Award Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Award Agreement. The language in all parts of this Award Agreement will in all cases be construed according to its fair meaning, and not strictly for or against any party hereto. In this Award Agreement, unless the context otherwise requires, the masculine, feminine and neuter genders and the singular and the plural include one another.

14.Notice. Notices hereunder must be in writing, delivered personally or sent by registered or certified U.S. mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to 780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342; Attn: Corporate Secretary, or any other address designated by the Company in a written notice to you. Notices to you will be directed to your address then currently on file with the Company, or at any other address given by you in a written notice to the Company.

15.Compensation Recoupment Policy. The Units will be subject to any compensation recoupment policy of the Company that is applicable by its terms to you and to awards of this type.

16.Applicable Law. This Award Agreement will be governed by and construed and interpreted in accordance with the laws of the State of Georgia without giving effect to its conflicts of law principles.

Appendix A
As a condition of your receipt of this award of Units, you agree to the covenants contained in this Appendix A. You acknowledge and agree that as a result of your employment with the Company, your knowledge of and access to Confidential Information (as defined below), and your relationships with the Company’s customers and employees, you would have an unfair competitive advantage if you were to engage in activities in violation of the Covenants.
Section I.    Definitions.
    In addition to the defined terms contained within the body of these Covenants, the following terms shall have the following meanings:
1.1    “Confidential Information” means any data or information relating to the Company and its direct and indirect subsidiaries and corporate affiliates and their respective activities, business, customers, or suppliers that is (i) disclosed to you during your employment with the Company or of which you become aware as a consequence of your employment with the Company; (ii) valuable, important, or proprietary to the Company; and (iii) not generally known to the public or to competitors of the Company. Confidential Information includes, but is not limited to, all information that is marked “confidential” or “proprietary,” trade secrets (as defined by applicable law), all information to which access is restricted, and all other information kept confidential, including information pertaining to costs, profits, markets, sales, products, product lines, key personnel, pricing policies, operational methods, customers, customer requirements, suppliers, plans for future developments, computer software (whether in source or object code), and other business affairs and methods and other information not readily available to the public. “Confidential Information” also includes combinations of information or materials which individually may be generally known outside of the Company, but for which the nature, method, or procedure for combining such information or materials is not generally known outside of the Company. In addition to data and information relating to the Company, “Confidential Information” also includes any and all data and information relating to or concerning a third party that otherwise meets the definition set forth above, that was provided or made available to the Company by such third party, and that the Company has a duty or obligation to keep confidential.
1.2    “Prohibited Competitor” means any one of the following companies or any parent or subsidiary thereof: Rooms to Go, Ashley Furniture Industries, Inc., Ethan Allan Interiors Inc., City Furniture, Living Spaces, Nebraska Furniture Mart, Bassett Furniture Industries, Inc., Bob’s Discount Furniture, Inc., Arhaus, LLC, La-Z-Boy Incorporated, or Somnigroup International, Inc.
1.3    “Restricted Activities” means the provision of sales, marketing, merchandising, buying, financial accounting, business planning, and/or management services similar to those provided by you to the Company.
1.4    “Restricted Businesses” means the business of selling furniture, home decorations, and home furnishing to consumers and business, as well as any other business conducted by the Company during the last two years of your employment with the Company.

    1.5    “Restricted Period” means during the period of your employment with the Company and during the three (3) years after the date your employment with the Company ends by reasons of Retirement.
    1.6    “Territory” means the following States within the United States of America and any other geographic area in which the Company operates or for which you are responsible at the time of the termination of your employment: Alabama, Arkansas, Florida, Georgia, Indiana, Kansas, Kentucky, Louisiana, Maryland, Mississippi, Missouri, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Texas, and Virginia.
Section II.    Confidential Information.
2.1    Confidential Information. You shall hold in confidence all Confidential Information and shall not disclose, publish or make use of any Confidential Information at any time without the prior written consent of the Company for as long as the information remains confidential.
    2.2    Return of Materials. Upon the request of the Company and, in any event, upon the termination of your employment with the Company for any reason, you shall deliver to the Company, and not retain any copies of, all memoranda, notes, records, manuals or other documents (including, but not limited to, written instruments, electronically stored information, voice or data recordings, or computer tapes, disks or files of any nature), including all copies of such materials and all documentation prepared or produced in connection therewith, pertaining to the performance of your services for the Company, the business of the Company or its direct and indirect subsidiaries or corporate affiliates, or containing Confidential Information, whether made or compiled by you or furnished to you by virtue of your employment with the Company. You shall also deliver to the Company all computers, credit cards, telephones, office equipment, software, and other property the Company furnished to you by virtue of your employment with the Company. To the extent that you have electronic files or information in your possession or control that belong to the Company or contain Confidential Information (specifically including but not limited to electronic files or information stored on personal computers, mobile devices, electronic media, or in cloud storage), on or prior to your termination date, or at any other time the Company requests, you shall (i) provide the Company with an electronic copy of all of such files or information (in an electronic format that readily accessible by the Company); (ii) after doing so, delete all such files and information, including all copies and derivatives thereof, from all non-Company-owned computers, mobile devices, electronic media, cloud storage, and other media, devices, and equipment, such that such files and information are permanently deleted and irretrievable; and (iii) provide a written certification to the Company that the required deletions have been completed and specifying the files and information deleted and the media source from which they were deleted.
    2.3    Interpretation. The restrictions stated in Sections 2.1 and 2.2 are in addition to, and not in lieu of, protections afforded to trade secrets, confidential information, electronically stored information, and Company property under applicable state and federal laws. Nothing in these Covenants is intended to or shall be interpreted as diminishing or otherwise limiting the Company’s right under applicable law to protect its property and information. During your employment with the Company, you are authorized to use Confidential Information for the Company’s sole benefit and in connection with your job duties without obtaining the Company’s prior written approval.
    2.4    Exceptions. Anything herein to the contrary notwithstanding, you shall not be restricted from: (i) disclosing information that is required to be disclosed by law, court order or other valid and appropriate legal process; provided, however, that in the event such disclosure is required by law, you shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by you; or (ii) reporting possible violations of federal, state, or local law or regulation to any governmental agency or entity, or from making other disclosures that are protected under the whistleblower provisions of federal, state, or local law or regulation, and you shall not need the prior authorization of the Company to make any such reports or disclosures and shall not be required to notify the Company that you have made such reports or disclosures.
Section III.     Nonsolicitation; Noninterference.
    3.1    Nonsolicitation of Customers and Suppliers. You hereby covenant and agree that you will not, during the Restricted Period, without the prior written consent of the Company, directly or indirectly, for yourself or for or on behalf of any other person or entity, solicit any business related to the Restricted Businesses from any of the Company’s customers or suppliers, including actively sought prospective customers and suppliers, with whom you had Material Contact during your employment with the Company, except to the extent such solicitation is exclusively for the Company’s benefit.
    3.2    Nonsolicitation of Employees and Contractors. You hereby covenant and agree that you will not, within the Territory and during the Restricted Period, without the prior written consent of the Company, directly or indirectly, for yourself or for or on behalf of any other person or entity, recruit, solicit, or induce attempt to recruit, solicit, or induce any employee or independent contractor of the Company to terminate his/her employment or other relationship with the Company or to enter into employment or any other kind of business relationship with you or any other person or entity (whether or not such person would commit a breach of contract in so doing).
3.3    Noninterference with Relationships. You hereby covenant and agree that you will not, during the Restricted Period, without the prior written consent of the Company, directly or indirectly, for yourself or for or on behalf of any other person or entity, (i) solicit, induce, persuade, or attempt to solicit, induce, or persuade any vendor or supplier of the Company to cancel or adversely alter such vendor’s or supplier’s business relationship with the Company, or (ii) interfere or attempt to interfere with any of the Company’s business relationships with its vendors or suppliers.
3.4    Non-disparagement. You hereby covenant and agree that you will not, during the Restricted Period, disparage, denigrate, or criticize the Company, its products and services, or its officers, directors, shareholders, or employees, including but not limited to television media, print media, social media, any other forms of media or via the Internet; provided, however, that this section shall not in any way limit any of your rights that are expressly reserved in Section 2.4 above or Section XIII below, or in any way limit your ability to provide truthful testimony or information in response to a subpoena, court order, or valid request by a government agency, or as otherwise required by law.
Section IV.     Non-competition.
    You hereby covenant that you will not, during the Restricted Period, without the prior written consent of the Company, directly or indirectly, for yourself or for or on behalf of any other person or entity, (i) engage in any Restricted Activities on behalf of or for the benefit of any Prohibited Competitor; or within the Territory, (ii) engage in any portion of the Restricted

Business or provide any Restricted Activities to or for the benefit of any other person or entity which is engaged in any portion of the Restricted Business. This covenant is limited to the type of activities, products, and services that were conducted, authorized, offered or provided by You within the two years prior to the end of your employment.

Section V.     Ownership of Employee Developments.
    5.1    Ownership of Work Product.
        (a)    You agree to promptly report and disclose to the Company all developments, discoveries, methods, processes, designs, inventions, ideas, or improvements, conceived, made, implemented, or reduced to practice by you, whether alone or acting with others, during your period of employment by the Company, that is developed (a) on the Company’s time, or (b) while utilizing, directly or indirectly, the Company’s equipment, supplies, facilities, or Confidential Information (hereinafter collective called “Work Product”). You acknowledge and agree that all Work Product is the sole and exclusive property of the Company. You hereby assign, agree to assign, and automatically assign, without further consideration, to the Company any and all rights, title, and interest in and to all Work Product; provided, however, that this Section shall not apply to any Work Product for which no equipment, supplies, facilities, or Confidential Information of the Company was used and which was developed entirely on your own time, unless the Work Product (i) relates directly to the Company’s business or its actual or demonstrably anticipated research or development, or (ii) results from any work performed by you for the Company.
        (b)    The Company, its successors and assigns, shall have the right to obtain and hold in its or their own name copyright registrations, trademark registrations, patents and any other protection available to the Work Product.
    5.2    Cooperation. You agree to perform, upon the reasonable request of the Company, during or after employment, such further acts as may be necessary or desirable to transfer, perfect, and defend the Company’s ownership of the Work Product, including but not limited to: (1) executing, acknowledging, and delivering any requested affidavits and documents of assignment and conveyance; (2) assisting in the preparation, prosecution, procurement, maintenance and enforcement of all copyrights and/or patents with respect to the Work Product in any countries; (3) providing testimony in connection with any proceeding affecting the right, title, or interest of the Company in any Work Product; and (4) performing any other acts deemed necessary or desirable to carry out the purposes of these Covenants. The Company shall reimburse all reasonable out-of-pocket expenses incurred by you at the Company’s request in connection with the foregoing.
Section VI.     Reasonable and Necessary Restrictions.
    6.1    You acknowledge that during the course of your employment with the Company, you have received or will receive and have had or will have access to Confidential Information, including but not limited to confidential and secret software and hardware design and development plans and strategies; computer software; business and marketing plans, strategies, and studies; and detailed client/customer lists and information relating to the operations and business requirements of those client/customers and, accordingly, you are willing to enter into this Appendix A in order to provide the Company with what you consider to be reasonable protections for its interests.
    6.2    You acknowledge that the restrictions, prohibitions and other provisions in this Appendix A are reasonable, fair and equitable in scope, terms and duration, are necessary to protect the legitimate business interests of the Company, and are a material inducement to the Company to employ or continue to employ you, and to grant you the Units.
Section VII.     Remedies.
In the event of any breach or threatened breach of the Covenants by you, you acknowledge and agree that the Company would be irreparably harmed thereby and that any remedies at law would be inadequate. Accordingly, you agree that in such event, the Company shall be entitled to immediate injunctive or other equitable relief to restrain or enjoin any such breach or threatened breach in addition to all other damages, remedies, and relief to which the Company may be entitled. The parties expressly waive any requirement for a bond to be posted in conjunction with a request for a temporary, preliminary or permanent injunction.
Section VIII.     Severability; Modification.
    You and the Company agree that it is their intention that the covenants in this Appendix A be enforced in accordance with their terms to the maximum extent permitted by law. Each of the covenants in this Appendix A shall be considered and construed as a separate and independent covenant. Should any part or provision of any of the covenants in this Appendix A be held invalid, void, or unenforceable, such invalidity, voidness, or unenforceability shall not render invalid, void, or unenforceable any other part or provision of this Appendix A or such covenant. If any of the provisions of the covenants in this Appendix A should ever be held by a court of competent jurisdiction to exceed the scope permitted by the applicable law, such provision or provisions shall be automatically modified to such lesser scope as such court may deem just and proper for the reasonable protection of the Company’s legitimate business interests and may be enforced by the Company to that extent in the manner described above and all other provisions of this Appendix A shall be valid and enforceable.
Section IX. Governing Law; Forum.
    This Appendix A, the rights and obligations of the parties hereto, and any claims or disputes relating to this Appendix A or your employment with the Company shall be governed by and construed in accordance with the laws of the State of Georgia, not including the choice-of-law rules thereof. The parties agree to litigate any dispute arising under or related to this Appendix A or your employment with the Company exclusively in the state or federal courts located in Fulton County, Georgia, and waive any objection to the personal jurisdiction or venue of such courts. To the maximum extent allowed by law, the parties waive any right to a trial by jury and affirmatively state they want any dispute between them tried to a court without a jury. Notwithstanding anything to the contrary in this Section, the Company may initiate an action in any court or forum as necessary or desirable, as determined in the Company’s sole discretion, to prevent any breach or threatened breach of this Appendix A by you.
Section X.     Nature of Employment.
    You understand and agree that nothing in this Appendix A is intended to or shall be interpreted as creating employment for a specified period of time. You further understand and agree that, unless you have a separate, written employment contract with the Company, your employment with the Company shall be employment-at-will which can be terminated at any time, without prior notice or cause, by either you or the Company. No act, statement or conduct, of any nature whatsoever, of any representative of the Company shall alter the nature of your employment unless it is in writing and signed by the Chief Executive Officer of the Company or his or her designee.
Section XI.     Amendment; Waiver; Assignment.
    No amendment, modification or discharge of these Covenants shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto. Any waiver by any party or consent by any party to any breach of or any variation from any provision of this Appendix A shall be valid only if in writing and only in the specific instance in which it is given, and such waiver or consent shall not be construed as a waiver of any subsequent breach of any other provision or as a consent with respect to any similar instance or circumstance. This Appendix A may be assigned by the Company to any parent company, subsidiary, corporate affiliate, or successor to all or any part of the Company’s business, without your consent. This Appendix A may not be assigned by you.
Section XII.     No Inconsistent Obligations
    You are not aware of any obligations, legal or otherwise, inconsistent with the terms of this Appendix A or with your undertaking employment with the Company. You will not disclose to the Company, or use on the Company’s behalf, any protected confidential information or trade secrets belonging to others. You represent and warrant that you have returned all property and protected confidential information belonging to all prior employers.
Section XIII.     U.S. Defend Trade Secrets Act
You are hereby notified, in accordance with the Defend Trade Secrets Act of 2016, that you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal state or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. You represent and warrant you have been notified by this Appendix A that if you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose the Company’s trade secrets to your attorney and use the trade secret information in the court proceeding if you: (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order.
Section XIV.     Attorneys’ Fees and Litigation Expenses
    In the event that you and the Company become involved in legal action regarding the enforcement of this Appendix A and the Company is awarded any relief by the court in such legal action, you shall reimburse the Company for all reasonable attorneys’ fees, expenses, and costs incurred by the Company in connection with such suit.